Pioneer Power Solutions, Inc. 8-K

Exhibit 99.1

Pioneer Reports First Quarter 2018 Financial Results

Fort Lee, NJ, May 14, 2018 / PRNewswire / – Pioneer Power Solutions, Inc. (Nasdaq: PPSI) (“Pioneer” or the “Company”), a company engaged in the manufacture, sale and service of electrical transmission, distribution and on-site power generation equipment, today announced its financial results for the first quarter period ended March 31, 2018.

On May 2, 2018, Pioneer signed a definitive agreement to sell its switchgear business, and as a result this business segment has been reclassified as discontinued operations. Accordingly, the results presented in this press release reflect continuing operations.

First Quarter 2018 Results and Recent Business Highlights from Continuing Operations:

●	Revenue of $23.5 million, down 6.3% compared to $25.1 million in Q1 2017

●	Gross margin of 18.9% compared to 22.2% in Q1 2017

●	Net loss from continuing operations of $581,000 compared to net income from continuing operations of $206,000 in Q1 2017

●	Adjusted EBITDA* of $1.3 million compared to $2.4 million in Q1 2017

●	Backlog from continuing operations as of March 31, 2018 was approximately $30.1 million compared to $28.9 million at December 31, 2017 and compared to $27.2 million at March 31, 2017

Nathan Mazurek, Pioneer’s Chairman and Chief Executive Officer, said, “Our first quarter was unsatisfactory in terms of both sales and profitability. Results were negatively impacted by a less than optimal mix in both our liquid-filled and dry type transformer businesses and continued weakness in the equipment portion of our critical power business. Going forward in 2018, we are encouraged that the mix-related issues have largely abated, as the nature of our order backlog reflects a more normalized product mix. The weakness related to the private label generators in our critical power unit, however, will take longer to remedy. We recognize that we were too aggressive in the initial rollout in terms of breadth of territory, and we anticipated a more rapid adoption rate than we have achieved to date. As a result, our fixed costs in this part of our business are too high, and we are making strategic adjustments in the sales organization to bring these costs in line with the volume. Although orders for our generator equipment are trending higher, we expect it will take several quarters to reach the appropriate mix of revenue and expenses.”

“Fortunately, the long-term trends remain favorable,” continued Mr. Mazurek. “Backlog and quotation activity reflecting all our end markets remains robust, and we fully expect our revenue and profitability to move higher during the next several quarters. We continue to believe that Pioneer is well positioned for long-term profitable growth.”

“Finally, the recently executed definitive agreement to divest our Switchgear business, reinforces our beliefs that the current market value of the combined organization may be less than the value of the individual business units,” continued Mr. Mazurek. “Unlocking shareholder value remains our most important objective, and as Pioneer’s largest shareholder, I am fully aligned with this effort. We are carefully evaluating paths towards this end, including dividends and/or the sale of part or all of the business. Our ability to secure approximately $10.3 million in total consideration for our Switchgear business validates exploring these options more broadly.”

First Quarter Financial Results

Revenue from Continuing Operations

Total revenue for the three-month period ended March 31, 2018 decreased to $23.5 million, down 6.3% compared to $25.1 million for the first quarter of 2017.

Gross Margin from continuing operations

For the three months ended March 31, 2018, Pioneer’s gross profit was $4.4 million, or 18.9% of revenues, compared to $5.6 million, or 22.2%of revenues, for the year-ago period. The decrease in gross profit was driven primarily by lower sales of generator equipment and an unfavorable product mix in sales of transformers.

Operating Income / (Loss) from Continuing Operations

For the three months ended March 31, 2018, income from continuing operations was $156,000 compared to $1.1 million for the same period last year.

Income Taxes from Continuing Operations

Pioneer’s effective income tax rate on income/loss from continuing operations for the first quarter of 2018 was 4.6% of earnings before income tax compared to 57.6% for the same quarter last year. The decrease in the income tax rate for the three-month period ended March 31, 2018 was primarily due to the decrease in the statutory rate in the US and changes made to taxation of foreign earned income pursuant to the US tax code changes enabled in December 2017.

Net Income (Loss) from Continuing Operations

The Company generated a net loss from continuing operations of $581,000 or $(0.07) per basic and diluted share, for the three months ended March 31, 2018 compared to net income from continuing operations of $206,000, or $0.02 per basic and diluted share, during the three months ended March 31, 2017.

The income from discontinued operations per basic and diluted share for the three months ended March 31, 2018 was $0.00 compared to a loss from discontinued operations of $(0.01) per basic and diluted share for the three months ended March 31, 2017.

Adjusted EBITDA*

For the quarter ended March 31, 2018, there were approximately $0.4 million of non-recurring expenses, primarily from corporate overhead allocated to discontinued operations and other non-operating expenses. For the quarter ended March 31, 2017, there were approximately $0.5 million of non-recurring expenses, primarily from corporate overhead allocated to discontinued operations and other non-operating expenses. The first quarters of 2018 and 2017 included non-cash expenses consisting of depreciation, amortization of acquisition intangibles, and stock-based compensation for employee and director stock options of $885,000 and $783,000, respectively.

The Company’s Adjusted EBITDA for the quarter ended March 31, 2018 was $1.3 million compared to $2.4 million in the same quarter last year. Please refer to the financial tables included below for a reconciliation of GAAP to non-GAAP measures.

* Note: Pioneer has presented non-GAAP measures such as Adjusted EBITDA because many of our investors use these non-GAAP measures to monitor the Company’s performance. These non-GAAP measures should not be considered an alternative to GAAP measures as an indicator of the Company’s operating performance.

Generally, a non-GAAP financial measure is a quantitative assessment of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures included in this release, however, should be considered in addition to, and not as a substitute for or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. Please refer to the financial tables included below for a reconciliation of GAAP to non-GAAP measures.

Backlog

Sales backlog (reflecting continuing operations) at March 31, 2018 was approximately $30.1 million compared to $28.9 million at December 31, 2017. Backlog is based on orders expected to be delivered in the future, most of which is expected to be delivered during 2018 and excludes the backlog from discontinued operations.

2018 Outlook

Management reaffirms its expectations for the Company to generate high-single-digit growth in revenues from continuing operations and to increase Adjusted EBITDA for the full year of 2018 compared to 2017.

Conference Call Information

Management will host a conference call at 4:30 p.m. ET on Monday, May 14, 2018, to discuss the results with the investment community. Details are as follows:

●	Confirmation code: 1922522

●	Dial-in number (toll-free): 1-866-548-4713

●	Dial-in number (toll/international): 1-323-794-2093

●	Webcast link: http://public.viavid.com/player/index.php?id=129602

A replay will be available until May 21, 2018 and can be accessed by dialing 1-844-512-2921 if calling within the United States or 1-412-317-6671 if calling internationally. Please use passcode 1922522 to access the replay.

About Pioneer Power Solutions, Inc.

Pioneer Power Solutions, Inc. manufactures, sells and services a broad range of specialty electrical transmission, distribution and on-site power generation equipment for applications in the utility, industrial, commercial and backup power markets. The Company’s principal products and services include custom-engineered electrical transformers, low and medium voltage switchgear and engine-generator sets and controls, complemented by a national field-service organization to maintain and repair power generation assets. Pioneer is headquartered in Fort Lee, New Jersey and operates from 12 additional locations in the U.S., Canada and Mexico for manufacturing, centralized distribution, engineering, sales, service and administration. To learn more about Pioneer, please visit its website at www.pioneerpowersolutions.com.

Safe Harbor Statement:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the Company’s ability to expand its business through strategic acquisitions, (ii) the fact that many of the Company’s competitors are better established and have significantly greater resources, and may subsidize their competitive offerings, (iii) the Company’s dependence on a few large customers for a material portion of its sales, (iv) the potential loss or departure of key personnel, (v) the fact that fluctuations between the U.S. dollar and the Canadian dollar will impact the Company’s results, (vi) market acceptance of existing and new products, (vii) restrictive loan covenants or the Company’s ability to repay or refinance debt under its credit facilities that could limit the Company’s future financing options and liquidity position and may limit the Company’s ability to grow its business, (viii) general economic and market conditions, (ix) unanticipated increases in raw material prices or disruptions in supply, (x) the fact that the Company’s Chairman controls a majority of the Company’s combined voting power, and may have, or may develop in the future, interests that may diverge from yours, (xi) reported material weaknesses in the Company’s internal control over financial reporting, and (xii) the fact that future sales of large blocks of the Company’s common stock may adversely impact the Company’s stock price. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual and Quarterly Reports on Form 10-K and Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:

Brett Maas, Managing Partner

Hayden IR

(646) 536-7331

brett@haydenir.com

Tables Follow

PIONEER POWER SOLUTIONS, INC.

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31,
	2018	2017
Revenues	$23,475	$25,057
Cost of goods sold	19,047	19,490
Gross profit	4,428	5,567
Operating expenses
Selling, general and administrative	4,198	4,340
Restructuring and integration	—	155
Foreign exchange loss (gain)	74	(61)
Total operating expenses	4,272	4,434
Income from continuing operations	156	1,133
Interest expense	649	549
Other expense	116	98
(Loss) income before taxes	(609)	486
Income tax (benefit) expense	(28)	280
Net (loss) income from continuing operations	(581)	206
Income (loss) from discontinued operations, net of income taxes	7	(97)
Net (loss) income	$(574)	$109

Earnings per share (loss) income:
Basic and diluted
(Loss) income from continuing operations	$(0.07)	$0.02
Income (loss) from discontinued operations	0.00	(0.01)
Net (loss) income	$(0.07)	$0.01

Diluted
(Loss) income from continuing operations	$(0.07)	$0.02
Income (loss) from discontinued operations	0.00	(0.01)
Net (loss) income	$(0.07)	$0.01

Weighted average common shares outstanding:
Basic	8,726	8,702
Diluted	8,726	8,737

PIONEER POWER SOLUTIONS, INC.

Consolidated Balance Sheets

(In thousands)

	March 31,	December 31,
	2018	2017
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$268	$218
Accounts receivable, net	13,536	13,432
Inventories, net	24,570	23,192
Income taxes receivable	876	743
Prepaid expenses and other current assets	3,121	2,803
Current assets of discontinued operations	6,291	7,073
Total current assets	48,662	47,461
Property, plant and equipment, net	6,175	6,335
Deferred income taxes	2,895	2,729
Other assets	4,632	4,281
Intangible assets, net	4,569	4,922
Goodwill	8,527	8,527
Total assets	$75,460	$74,255

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Bank overdrafts	$936	$833
Revolving credit facilities	19,318	17,814
Short term borrowings	3,385	5,430
Accounts payable and accrued liabilities	20,794	16,873
Current maturities of long-term debt and capital lease obligations	1,040	782
Income taxes payable	1,289	1,164
Current liabilities of discontinued operations	2,380	3,856
Total current liabilities	49,142	46,752
Long-term debt, net of current maturities	3,817	4,153
Pension deficit	298	283
Other long-term liabilities	3,617	3,853
Noncurrent deferred income taxes	1,644	1,665
Total liabilities	58,518	56,706
Stockholders’ equity
Preferred stock, $0.001 par value, 5,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 30,000,000 shares authorized; 8,726,045 shares issued and outstanding on March 31, 2018 and December 31, 2017	9	9
Additional paid-in capital	23,949	23,801
Accumulated other comprehensive loss	(5,979)	(5,798)
Accumulated deficit	(1,037)	(463)
Total stockholders’ equity	16,942	17,549
Total liabilities and stockholders’ equity	$75,460	$74,255

Reconciliation of GAAP Measures to Non-GAAP Measures

(In thousands, except per share data)

	Three Months Ended
	March 31,
	2018	2017
Reconciliation to Adjusted EBITDA and EPS
Net (loss) / earnings (GAAP measure)	$(574)	$109

Addbacks:
(Income) loss from discontinued operations, net of income taxes	(7)	97
Interest expense	649	549
Income tax (benefit) expense	(28)	280
Depreciation and amortization	737	753
Restructuring and integration	—	155
Corp OH allocated to discontinued operations	271	303
Stock-based compensation	148	30
Other non-operating expenses	116	98
Adjusted EBITDA (Non-GAAP measure)	1,312	2,374
Tax effects - 21% rate	(276)	(499)
Non-GAAP net earnings	$1,036	$1,875
Non-GAAP net earnings per diluted share	$0.12	$0.21
Weighted average diluted shares outstanding	8,726	8,737

Tax Rate changed to 21% pursuant to US Tax Reform enacted in December 2017

Note: Pioneer has presented non-GAAP measures such as non-GAAP net earnings and Adjusted EBITDA because many of our investors use these non-GAAP measures to monitor the Company’s performance. These non-GAAP measures should not be considered an alternative to GAAP measures as an indicator of the Company’s operating performance.

Non-GAAP net earnings is defined by the Company as net earnings before interest, income tax expense, depreciation and amortization, non-cash compensation and non-recurring acquisition costs and reorganization expenses and other non-recurring or non-cash items and any tax effects related to these items. The Company defines Adjusted EBITDA as net earnings before interest, income tax expense, depreciation and amortization, non-cash compensation and non-recurring acquisition costs and reorganization expenses and other non-recurring or non-cash items.

Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures included in this release, however, should be considered in addition to, and not as a substitute for or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of non-GAAP to GAAP net earnings is set forth in the table above.

Amounts may not foot due to rounding.

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